Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com

Press Release

Kemper Corporation Announces Confirmation of Arbitration Award

CHICAGO-September 26, 2018-- Kemper Corporation (NYSE: KMPR) announced today that the United States District Court for the Northern District of Texas has confirmed an arbitration award in favor of its subsidiary, Kemper Corporate Services Inc., against Computer Sciences Corporation. As a result of the decision to confirm the award, the court entered judgment in the amount of $141.7 million against Computer Sciences Corporation and its parent, DXC Technology Company (collectively “CSC”).

The Final Award of the arbitrator, issued in November 2017, found that CSC had breached a contract for the delivery of certain policy administration and billing software. Kemper was awarded direct damages of $84.3 million, prejudgment interest at an annual rate of 9%, and $7.2 million for costs and expenses associated with the arbitration. Kemper subsequently filed a motion to confirm the award and CSC moved to partially vacate the award; in confirming the award, the court denied CSC’s motion to vacate.

CSC has indicated it intends to appeal the court’s ruling, but in the meantime has tendered to Kemper a payment of $35.7 million that includes approximately $28.5 million for the portion of the direct damages that is not contested by CSC and the $7.2 million in costs and expenses noted above. Kemper will recognize the payment of the uncontested amount as a pre-tax gain in its third quarter 2018 consolidated financial statements.

Kemper cannot make any assurance as to the additional amounts of the final judgment that will actually be collected or when they may be received. The unpaid balance of the final judgment is treated as a gain contingency for accounting purposes and, accordingly, is not recognized in Kemper’s consolidated financial statements.

About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $11 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Through our businesses, Kemper:
•Offers insurance for home, auto, life, health and valuables
•Services seven million policies
•Is represented by 30,000 agents and brokers
•Employs over 7,800 associates dedicated to providing exceptional service
•Is licensed to sell insurance in 50 states and the District of Columbia

Learn more about Kemper.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the SEC. No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.

Contact
Investors: Michael Marinaccio	312.661.4930 or investors@kemper.com
News Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com

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